                                                                     Exhibit 4.3

                               THIRD AMENDMENT
                                    TO THE
                             BOWATER INCORPORATED
                       SALARIED EMPLOYEES' SAVINGS PLAN


     EFFECTIVE JANUARY 1, 1989, The Bowater Incorporated Salaried Employees' Savings Plan

(the "Plan") is hereby amended in the following respects only:

     1. Section 1.09 of the Plan is hereby amended so that it refers to the Internal Revenue Code of 1986 instead of 1954.

     2. Section 1.14 of the Plan is hereby amended by adding the following paragraph after the presently exiting text of Section 1.14:
     "The spouse or lineal descendant (other than a lineal descendant who will have reached the age of 19 before the close of the Plan Year in question) of an Employee who is either a 5% owner or is both a Highly Compensated Employee and one of the Employer's ten most highly compensated employees (the "Related HCE"), will not be treated as an Employee with separate compensation for the Plan Year and the compensation that would otherwise constitute the Earnings of such spouse or descendant shall be included in the Earnings of the Related HCE."

     3. Section 1.16 of the Plan is hereby amended to add the following proviso to the text of Section 1.16 that existed prior to this Amendment:
     "; provided, however, that any leased employee that provides services to an employer that is aggregated with the Employer under Code sections 414(b), (c) or (m) (or that provides services to the Employer and is an employee of an employer so aggregated with the Employer) will be considered an Employee notwithstanding the performance of services as a leased employee."


     4.  Section 1.38 of the Plan is hereby amended as follows:

     (a) the description "immediate and heavy" is added to the second sentence of text of Section 1.38 that existed prior to this Amendment so that it reads: "For purposes of clarification, a Specified Hardship Withdrawal shall be allowed only for immediate and heavy financial need arising out of expenses incurred or assumed by a Participant (a) related to medical expenses of a Participant or a member of his family or dependent, and not covered by insurance; (b) related to the post-secondary school tuition for the next quarter or semester of a Participant or a member of his family or dependents; or (c) relating to the acquisition of a primary residence of a Participant; or (d) expenses to prevent eviction from, or foreclosure on the mortgage on, the Participant's primary residence."

     (b) the following new paragraph is added at the end of Section 1.38:
         "Any determinations made by the Plan Administrator under this section shall be made based upon nondiscriminatory and objective standards."

     5.  Section 4.07 of the Plan is hereby amended in the following respects:

     (a) subsection 407(b)(i)(2) is amended to include Basic and Supplemental Employee Contributions by amending it so it reads as follows:
         "Basic Tax-Deferred Employee Contributions and Supplemental Tax-Deferred Employee Contributions as well as Basic Employee Contributions and Supplemental Employee Contributions allocated to the Participant's Accounts under Sections 3.01, 3.02, 3.03 and 3.04."

     (b) subsection 4.07(b)(i)(3) is deleted.

     6. Section 8.04 of the Plan is hereby amended so that the last sentence of its fourth paragraph refers to Section 1.38 instead of 1.37.

     7. Section 15.01 of the Plan is hereby amended to read as follows:

        "15.01 DEFINITIONS: For purposes of this Article 15, the following terms shall have the meaning set forth hereafter:

        (i) "Actual Deferral Percentage", for one of two specified groups (the Highly Compensated Employee, or "HCE" group and the nonHighly Compensated Employee, or "nonHCE" group) of all Employees eligible to participate in the Plan shall be the average of the ratios ("Actual Deferral Ratios" or "ADRs"), calculated separately for each Employee in each respective group, of:

              (A) the amount of the Employee's Elective Deferrals and amounts treated as his or her Elective Deferrals for the plan year actually paid over to the Trust Fund as contributions on behalf of such Employee for such Plan Year, to

              (B)  the Employee's Earnings for such plan year.


                                      2.

                   In the case of an eligible Employee who makes no Elective Contributions, the Actual Deferral Ratio that is to be included in determining the Actual Deferral Percentage is zero.

                   Only the Actual Deferral Ratios of eligible Employees will be taken into account in calculating the Actual Deferral Percentage. For this purpose, an eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year, and includes: an employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose eligibility to make Elective Contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution or a loan; and, an Employee who cannot defer because of the Code section 415 limits on annual additions described in Section 4.07.

                   An Elective Contribution will be taken into account in calculating the Actual Deferral Percentage for a Plan Year only if:

                   (1) it relates to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election); and

                   (2) it is allocated to the Employee as of a date within that Plan Year. (For this purpose, an Elective Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Contribution is actually paid to the trust no later than twelve (12) months after the Plan Year to which the contribution relates).

                   The Employer may elect to take into account in computing the Actual Deferral Percentage for all Employees Qualified Matching Contributions (other than Matching Contributions which have been allocated to an ESOP account) and Qualified Nonelective Contributions, if the requirements of section 1.401(k)-1(b)(5) of the Treasury Regulations under the Code are satisfied.

                   If Elective Deferrals are taken into account for purposes of the Contribution Percentage Test of subsection (d) of this
                   Section 15.01 for any Plan Year, such contributions shall not be taken into account under subparagraph (A) of this definition of Actual Deferral Percentage for such year.




                                      3.

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                   In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules of section 414(q)(6), the ADR for the family group (which is treated as one Highly Compensated Employee) is the ADR determined by combining the Elective Deferrals, Earnings, and amounts treated as Elective Deferrals of all eligible family members. Except to the extent taken into account in the preceding sentence, the Elective Deferrals, Earnings, and amounts treated as Elective Deferrals of all family members are disregarded in determining the Actual Deferral Percentages for the groups of Highly Compensated Employees and nonHighly Compensated Employees.

              (ii) "Contribution Percentage", for one of the groups specified in subsection (a)(i) above for a Plan Year, shall be the average of the ratios ("Actual Contribution Ratios" or "ACRs"), calculated separately for each Employee in each respective group, of:

                   (A) the sum of the Matching Contributions and Employee Contributions paid under the Plan on behalf of such Employee for such Plan Year, to

                   (B) Employee's compensation (within the meaning of Code section 414(s)) for such Plan Year.

                   As and to the extent permitted under Treasury Regulations, the Employer may elect to take into account (in computing the Contribution Percentage) Elective Contributions and Qualified Nonelective Contributions under the Plan or any other plan of the Employer if the conditions of section 1.401(m)-l(b)(5) of the Treasury Regulations under the Code are satisfied.

                   If Matching Contributions are taken into account for purposes of the Actual Deferral Percentage Test of subsection (c) of this Section 3.05 for any Plan Year, such contributions shall not be taken into account under subparagraph (A) for such year.

                   In the case of a Highly Compensated Employee ("HCE") who is either a 5% owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules of Code section 414(q)(6), the ACR for the family group consisting of the HCE, the HCE's spouse and lineal ascendants and descendants (and their spouses) (which is treated as one Highly Compensated Employee) is the ACR determined by combining the contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding



                                      4.

                   sentence, the contributions and compensation of all family members are disregarded in determining the Contribution Percentages for the groups of Highly Compensated Employees and nonHighly Compensated Employees.

              iii. "Elective Contributions" are Employer Contributions made to a plan that were subject to a cash or deferred election under a cash or deferred arrangement (whether or not a qualified cash or deferred arrangement). No amount that has become currently available to an Employee or that is designated or treated, at the time of deferral or contribution, as an after-tax Employee Contribution may be treated as an Elective Contribution.

              iv. "Elective Deferrals" means, with respect to any taxable year, the sum of:

                   (A) any Employer Contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k) to the extent not includible in a Participant's gross income for the taxable year under Code section 402
                        (e)(3) (determined without regard to the limits in Code section 402(g)), and

                   (B) any Employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to the limits in Code section 402(g)), and

                   (C) Any Employer contribution to purchase an annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)); unless such contribution is made pursuant to a one-time irrevocable election made by the employee at the time of initial eligibility to participate in the agreement or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in the Treasury Regulations under the Code, and

                   (D) any employee contribution designated as deductible under a trust described in Code section 501(c)(18) to the extent deductible from the individual's income for the taxable year on account of Code section 501(c)(18) (determined without regard to the limits in Code section 402(g)).

              v. "Employee Contributions" means any mandatory or voluntary contribution to the Plan that is treated at the time of contribution as an after-tax employee contribution and is allocated to a separate account to which attributable earnings and losses are allocated.



                                      5.

              vi. "Excess Aggregate Contributions" means, with respect to any plan year, the excess of:

                   (A) The aggregate amount of the Matching Contributions and Employee Contributions (and including any Qualified Nonelective Contribution or Elective Deferral taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions under subsection (a)(i) of this section 3.05) actually made on behalf of Highly Compensated Employees for such Plan Year, over

                   (B) the maximum amount of such contributions permitted under the limitations of subsection (d) of this Section
                        3.05 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Ratios beginning with the highest of such ratios).

                   The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the Excess Contributions that are treated as Employee Contributions due to Recharacterization under subsection (e)(ii) of this
                   Section 3.05.

                   The amount of Excess Aggregate Contributions for a Highly Compensated Employee under a plan subject to the requirements of section 401(m) will be determined in the following manner. First, the Actual Contribution Ratio (ACR) of the Highly Compensated Employee with the highest ACR is reduced to the extent necessary to satisfy the Contribution Percentage Test or cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the Contribution Percentage Test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is then equal to the total of Employee, Matching and other contributions taken into account for the Contribution Percentage Test minus the product of the employee's contribution ratio as determined above and the Employee's compensation.

                   In the case of a Highly Compensated Employee whose Actual Contribution Ratio (ACR) is determined under the family aggregation rules, the determination of the amount of Excess Aggregate Contributions shall be made as follows: the ACR is reduced in accordance with the "leveling" method described in the preceding paragraph and the Excess Aggregate Contributions are allocated to the Highly Compensated Employee to whom the contributions of each family member have been attributed.



                                      6.

              vii. "Excess Contributions" means, with respect to any Plan Year, the excess of:

                     (A) the aggregate amount of Elective Contributions, (including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Contributions,) actually paid over to the Trust Fund on behalf of Highly Compensated Employees for such Plan Year, over

                     (B) the maximum amount of such contributions permitted under the limitations of subsection (c) of this
                          Section 3.05 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Ratios beginning with the highest of such ratios).

                     The amount of Excess Contributions for a Highly Compensated Employee will be determined in the following manner. First, the ADR of the Highly Compensated Employee with the highest ADR is reduced to the extent necessary to satisfy the Actual Deferral Percentage Test or cause such ratio to equal the ADR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the Actual Deferral Percentage Test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is then equal to the total of Elective and other contributions taken into account for the Actual Deferral Percentage Test minus the product of the Employee's reduced deferral ratio as determined above and the Employee's compensation.

                     In the case of a Highly Compensated Employee whose ADR is determined under the family aggregation rules, the determination of the amount of Excess Contributions shall be made as follows: The ADR is reduced in accordance with the method described in the preceding paragraph and the Excess Contributions are allocated to the Highly Compensated Employee to whom contributions of each family member have been attributed.

              viii. "Excess Deferral" means the Elective Deferrals of any individual for any taxable year to the extent the amount of such deferrals for the taxable year exceeds the limit in subsection (b) of this Section 3.05, but excluding amounts described in section 1105(c)(5) of the Tax Reform Act of 1986.

              ix. "Highly Compensated Employee" means an employee who performs service during the Determination Year and is described in one or more of the following groups:



                                      7.

               (A) An employee who is a 5% owner, as defined in Code section 416(i)(1)(A)(iii), at any time during the determination year or the look-back year.

               (B) An employee who receives compensation in excess of $75,000 (indexed in accordance with Code section 415(d)) during the look-back year.

               (C) An employee who receives compensation in excess of $50,000 (indexed in accordance with Code section 415(d)) during the lookback year and is a member of the top-paid group for the look-back year.

               (D)   An employee who is an officer, within the meaning of Code
                     section 416(i), during the look-back year and who receives compensation in the look-back year greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year in which the look-back year begins.

               (E) An employee who is both described in paragraph (B), (C), or (D) above when such paragraph is modified to substitute the "determination year" for the term "look-back year" and one of the 100 employees who receive the most compensation from the Employer during the determination year.

               For purposes of this definition of Highly Compensated Employee:

               (a) The "Determination Year" is the plan year for which the determination of who is highly compensated is being made.

               (b) The look-back year is the 12 month period immediately preceding the determination year, or if the Employer elects, the calendar year ending with or within the determination year.

               (c) The top-paid group consists of the top 20% of employees ranked on the basis of compensation received during the year. For purposes of determining the number of employees in the top-paid group, employees described in Code section 414(q)(8) and Q & A 9(b) of section 1.414(q)-lt of the Treasury regulations are excluded.

               (d) The number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10% of employees) excluding those employees who may be excluded in determining the top-paid group.


                                      8.

              (e) When no officer has compensation in excess of 50% of the Code section 415(b)(1)(A) limit, the highest paid officer is treated as highly compensated.

              (f) Compensation is compensation within the meaning of Code section 415(c)(3), including Elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

              (g) Employers aggregated under Code sections 414(b),
                  (c), (m), or (o) are treated as a single employer.

                  For purposes of the requirements of Code Sections 401(k) and 401(m), a Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated employees is subject to the family aggregation rules of Code section 414(q)(6).

                  If any individual is a member of the family of a 5-percent owner or of a Highly Compensated Employee in the group consisting of the 10 highly compensated employees paid the greatest compensation during the year, then:

                  (1) such individual shall not be considered a separate
                      employee, and

                  (2) any compensation paid to such individual (and any
                      applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5-percent owner or Highly Compensated Employee.

              For purposes of this section, the term "family" means, with respect to any employee, such employees spouse and lineal ascendants or descendants and the spouses of any lineal ascendant or descendants.

          x.          "Matching Contributions" means:

                  (A) any Employer contribution (including a contribution
                      made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee Contribution made by such Employee,

                  (B) any Employer contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee's Elective Contribution, and


                                      9.

                  (C) Any Forfeiture allocated on the basis of Employee Contributions, Matching Contributions or Elective Contributions.

          xi. "Nonelective Contributions" means Employer Contributions (other than Matching Contributions) with respect to which the Employee may not elect to have the contributions paid to the employee in cash or other benefits instead of being contributed to the Plan.

          xii. "Qualified Matching Contributions" means Matching Contributions which satisfy the requirements of (B) of the definition of Qualified Nonelective Contributions.

          xiii. "Qualified Nonelective Contributions" means any Employer contribution (other than a Matching Contribution or Elective Contribution) with respect to which:

               (A) the Employee may not elect to receive the contribution paid to the Employee in cash instead of being contributed to the Plan, and

               (B) only if such contributions are nonforfeitable when made and distributable only under the following circumstances:

                    1. The Employee's retirement, death disability or
                       separation from service;

                    2. The termination of the Plan without establishment or
                       maintenance of another defined contribution plan (other than an ESOP or SEP);

                    3. The Employee's attainment of age 59 1/2 or the
                       Employee's  hardship;

                    4. The sale or other disposition by the Employer to an
                       unrelated corporation of substantially all of the assets used in the trade or business to which the Plan relates, but only with respect to Employees who continue employment with the acquiring corporation which does not maintain the Plan after the disposition; and,

                    5. The sale or other disposition by the Employer of its
                       interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary, the acquiring entity of which does not maintain


                                     10.

                       the plan after the disposition. Paragraphs 2, 4, and 5, above, apply only if Employer, as the transferor corporation, continues to maintain the Plan. Nonelective Contributions which may be treated as Matching Contributions must satisfy these requirements without regard to whether they are actually taken into account as Matching Contributions. "


     8.  Section 15.03 of the Plan is hereby amended as follows:

     (a) a parenthetical is added to the title of Section 15.03 so that it reads as follows: "COMPUTATION OF ACTUAL DEFERRAL PERCENTAGE ("Actual Deferral Percentage Test")"

     (b) the text of subsection 15.03(b) is replaced with the following:
         "For purposes of applying the provisions of this subsection, all Elective Contributions that are made under two or more plans that are aggregated for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code section 401(k), the aggregated plans must also satisfy Code sections 401(a)(4) and 410(b) as though they were a single plan."


     9.  Section 15.04 of the Plan is hereby amended as follows:

     (a) a parenthetical is added to the title of Section 15.04 so that it reads as follows:
         "LIMITATION ON CONTRIBUTION PERCENTAGE ("Contribution Percentage
         Test")"

     (b) the following clause is added to the end of subsection 15.04(d):
         "if the conditions described in Section 1.401(m)-1(b)(5) of the Treasury Regulations are satisfied"

     10. Section 15.05 of the Plan is hereby amended as follows:

     (a) The existing text of Section 15.05 prior to this Amendment is labelled as "(a)", a subsection of Section 15.05;


                                     11.

     (b) A parenthetical is added at the end of subparagraph (ii) of the text of Section 15.05 existing prior to this Amendment (in order to define the term "Recharacterized" as descriptive of the contents of that subparagraph (ii)) which reads as follows: "("Recharacterized" as a Non-Tax-Deferred Employee Contribution)"

     (c) Subsections (b), (c), (d), (e), (f) and (g) are added to Section 15.05 (after the text of Section 15.05 (after the text of Section 15.05 as amended in (a) and (b) of this Amendment #10), which new subsections read as follows:
         "(b) the amount of Excess Contributions to be distributed or Recharacterized shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same
              Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or Recharacterized for the Plan Year beginning in such taxable year.

          (c) The distribution (or forfeiture, if applicable) of Excess Aggregate Contributions shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

          (d) The distribution of Excess Contributions and/or Excess Aggregate Contributions will include the income allocable thereto. The income allocable to Excess Contributions and/or Excess Aggregate Contributions includes income for the Plan Year for which the Excess Contributions and/or Excess Aggregate Contributions were made. Income allocable to an Employee's Excess Contributions shall be determined by multiplying the income for the Plan Year allocable to Elective Contributions and amounts treated as Elective Contributions (for purposes of this paragraph only, the "Effective Elective Contributions") by a fraction, the numerator of which is the Employee's Excess Contributions for the Plan Year and the denominator of which is the sum of (i) the Employee's total account balance attributable to Effective Elective Contributions as of the beginning of the Plan Year; plus (ii) the Employee's Effective Elective Contributions for the Plan Year. Income allocable to an Employee's Excess Aggregate Contributions shall be determined by multiplying the income for the Plan Year allocable to Matching Contributions and Employee Contributions and any Qualified Nonelective Contributions or Elective Deferral taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions (together, for purposes of this paragraph only, the "Effective Matching/Employee Contributions") by a fraction the, numerator of which is the Employee's Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of (i) the Employee's total account balance attributable to Effective Matching/Employee Contributions as of the beginning of the Plan

                                     12.

                  Year; plus (ii) the Employee's Effective Matching/Employee Contributions for the Plan Year.

                  (e) If Excess Contributions distributed or recharacterized under this paragraph (e) are contributions in respect of which Matching Contributions have been made by the Employer, such Matching Contributions and income allocable thereto shall be forfeited and applied to reduce Employer contributions in the Plan Years following the Plan Year in which such forfeited Matching Contributions were made.

                  (f) Excess Contributions must be corrected by the close of the Plan Year following the Plan Year for which they were made.

                  (g) Recharacterized Excess Contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to elective contributions."


        11. Section 15.06 is hereby added to the Plan and shall read as follows:
            "15.06 CORRECTION OF MULTIPLE USE OF ALTERNATIVE LIMITATION (MULTIPLE USE OF THE "TWO PERCENTAGE POINTS" LIMITATION): In addition to the limitations described in Sections 15.02, 15.03 and 15.04 above, if the Actual Deferral Percentage for Highly Compensated Employees exceeds 15.02(i), the Contribution Percentage for Highly Compensated Employees exceeds 15.03(i) and the sum of those two percentages exceeds the limit described in section 1.401(m)-2(b)(3) of the Regulations, the Employer will reduce the actual deferral percentage of the Highly Compensated Employees in the manner described in Treasury Regulation Section 1.401(k)-1(f)(2) as provided in Treasury Regulation
                          Section 1.401 (m)-2(c)(3). "

        12. In all other respects, the Plan is hereby ratified and confirmed.



                                     13.

        Dated as of the 24th day of July, 1996, and signed in Greenville, South Carolina, on the 7th day of October, 1996.


                                BOWATER INCORPORATED,
                                PLAN SPONSOR



                                By: /s/ Richard F. Frisch
                                   ---------------------------------------
                                   Richard F. Frisch, its Vice President,
                                   Human Resources




                                     14.